EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-32481 and 333-60018), and in the Registration Statement on Form S-3(No. 333-47719) of CFC International, Inc. of our report dated March 11, 2005 relating to the financial statements, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Chicago, Illinois

March 29, 2005

69